Exhibit 10.7

WYNDHAM DESTINATIONS, INC.
2006 EQUITY AND INCENTIVE PLAN, AS AMENDED AND RESTATED

AWARD AGREEMENT – RESTRICTED STOCK UNITS (NON-US EMPLOYEE)

This Award Agreement (this “Agreement”), dated as of    (“Grant Date”), is by and between Wyndham Destinations, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Destinations, Inc. (formerly known as Wyndham Worldwide Corporation) 2006 Equity and Incentive Plan, as amended and restated (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.The Plan. The RSU Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan. A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.RSU Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the number of Restricted Stock Units (“RSUs”) described on the Portal Page (the “RSU Award”) to the Grantee. Upon the vesting of the RSU Award, as described in Paragraph 5 below, the Company shall deliver, no later than March 15 of the calendar year following the calendar year in which all or portion of the RSU Award vests, for each RSU that vests, one share of Stock, subject to Paragraph 6 below.

Notwithstanding the foregoing, the Company, in its sole discretion, may provide for the settlement of the RSUs in the form of: (a) a cash payment (in an amount equal to the Fair Market Value of the shares of Stock that correspond to the number of vested RSUs) to the extent that settlement in shares of Stock (i) is prohibited under local law, (ii) would require the Grantee, the Company or any of its Affiliates to obtain the approval of any governmental or regulatory body in the Grantee’s country of residence (or country of employment, if different),
(iii)would result in adverse tax consequences for the Grantee, the Company or any of its Affiliates, or (iv) is administratively burdensome; or (b) shares of Stock, but require the Grantee to sell such shares of Stock immediately or within a specified period following the Grantee’s termination of employment (in which case, the Grantee hereby agrees that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on the Grantee’s behalf without further consent).

3.	Nature of Grant. In accepting the RSU Award, the Grantee acknowledges that:
(1)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; (2) the grant of the RSU Award is voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan, or benefits in lieu of Awards under the Plan, even if Awards under the Plan have been granted repeatedly in the past; (3) all decisions with respect to future Awards, if any, will be at the sole discretion of the Company; (4) the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate the Grantee’s employment relationship at any time, for any or no reason to the extent permitted under applicable law; (5) the Grantee is voluntarily participating in the Plan; (6) the RSU Award and the shares of Stock subject to the RSU Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any of its Subsidiaries, including the Employer, and are outside the scope of the Grantee’s employment contract, if any; (7) the RSU Award, the shares of Stock subject to the RSU Award and the income and value of same are not intended to replace any pension rights or compensation; (8) the RSU Award, the shares of Stock subject to the RSU Award and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate of the Company; (9) the RSU Award and the Grantee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate; (10) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty; (11) in consideration of the grant of the RSU Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from termination of the Grantee’s employment with the Company or any of its Subsidiaries, including the Employer, for any reason whatsoever and whether or not in breach of local labor laws (or later found invalid), and the Grantee irrevocably releases the Company and its Subsidiaries, including the Employer, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim; (12) in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to vest in the RSU Award under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the RSU Award (including whether the Grantee shall be considered actively employed while on a leave of absence); (13) the RSU Award and the benefits under the Plan, if any, do not create any entitlement not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the RSU Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and (14) neither the Company nor any of its Affiliates shall be liable for any exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of the RSU Award or any amounts due to the Grantee pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Stock acquired upon settlement of the RSU Award.

4.Appendix A. Notwithstanding any provisions in this Agreement, the RSU Award shall be subject to any special terms, conditions and provisions set forth in Appendix A attached to this Agreement (“Appendix A”) for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms, conditions and provisions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms, conditions and provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s relocation). Appendix A constitutes part of this Agreement and is incorporated by reference as fully as though set forth herein.

5.Vesting. The RSU Award shall vest in 25% increments on the first, second, third and fourth anniversaries of the Grant Date, subject to the Grantee’s continuous employment with the Company or one of its Subsidiaries through each applicable vesting date.

Upon (a) a Change in Control occurring during the Grantee’s continuous employment with the Company or one of its Subsidiaries, (b) the Grantee’s termination of employment with the Company and its Subsidiaries by reason of the Grantee’s death or Disability (as defined in Code Section 409A), or (c) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, the RSU Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.

6.Tax Obligations. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Grantee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares of Stock upon settlement of the RSUs, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; or (ii) withholding from the proceeds of the sale of shares of Stock acquired upon vesting/settlement of the RSU Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or (iii) withholding the shares of Stock to be issued upon vesting/settlement of the RSU Award.

To avoid negative accounting treatment, the Company may withhold or account for Tax- Related Items by considering applicable minimum statutory withholding amounts (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested RSUs, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.Clawback. The RSU Award and any compensation paid or shares of Stock delivered pursuant to the RSU Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the United States Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Company shall have the right to offset against any other amounts due from the Company to the Grantee the amount owed by the Grantee hereunder.

8.No Advice Regarding Grant. The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

9.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.Authority. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

11.Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the RSU Award until the issuance of shares of Stock to the Grantee in respect of the RSU Award; provided, however, that in the event the Board shall declare a dividend on the Stock, a dividend equivalent equal to the per share amount of such dividend shall be credited on all RSUs underlying the RSU Award and outstanding on the record date for such dividend, such dividend equivalents to be payable in cash without interest on the vesting date of the RSUs on which the dividend equivalents were credited and such payments shall be delivered in accordance with the timing described in Paragraph 2. Any such dividend equivalents shall otherwise be subject to the same terms and conditions as the RSUs on which the dividend equivalents were credited.

12.Code Section 409A. Although the Company does not guarantee to the Grantee any particular tax treatment relating to the RSU Award, it is intended that the RSU Award be exempt from Code Section 409A, to the extent applicable, and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A, if applicable.

13.Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Grantee agrees that all online acknowledgements shall have the same force and effect as a written signature.

15.Insider Trading and/or Market Abuse. By participating in the Plan, the Grantee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Grantee). The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country of residence or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws that may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., RSUs) or rights linked to the value of shares of Stock, during such times the Grantee is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Grantee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee places before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Grantee understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and that the Grantee should therefore consult the Grantee’s personal advisor on this matter.

16.No Public Offer. The grant of the RSU Award is not intended to be a public offering of securities in the Grantee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSU Award is not subject to the supervision of the local securities authorities.

17.Language. If the Grantee is resident in a country where English is not an official language, the Grantee acknowledges and agrees that it is the Grantee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSU Award be drawn up in English. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18.Foreign Asset Reporting; Repatriation; Compliance with Law. The Grantee acknowledges that certain foreign asset and/or account reporting requirements may affect the Grantee’s ability to acquire or hold the shares of Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee also may be required to repatriate dividends, sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country through a designated bank or broker within a certain time after receipt. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with such regulations, and the Grantee should speak to the Grantee’s personal advisor on this matter. In addition, the Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in the Grantee’s country. Finally, the Grantee agrees to take any and all actions as may be required to comply with the Grantee’s personal obligations under local laws, rules and/or regulations in the Grantee’s country.

19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the RSU Award, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.Data Privacy. The Grantee acknowledges the collection, use and transfer, in electronic or other form, of the Grantee’s Personal Data (defined below) as described in this Agreement and any other grant materials by and among, as necessary and applicable, the Company or any of its Affiliates, for the legitimate purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company and/or the Employer collects, holds, uses, and processes certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any shares of Stock or directorships held in the Company, and details of the RSU Award or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Personal Data”). The Company and/or the Employer acts as the controller/owner of this Personal Data, and processes this Personal Data for the legitimate purpose of implementing, administering and managing the Plan.

The Grantee understands that the Personal Data will be transferred to Merrill Lynch or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of Personal Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Grantee’s local human resources representative. When transferring Personal Data to these potential recipients, the Company provides appropriate safeguards in accordance with EU Standard Contractual Clauses, the EU-U.S. Privacy Shield, or another legally binding and permissible arrangement. The Grantee may request a copy of such safeguards from Grantee's local human resources representative.

The Grantee authorizes the Company, Merrill Lynch and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. To the extent provided by local law, the Grantee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Grantee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that the only consequence of refusing to provide Personal Data is that the Company would not be able to grant to the Grantee RSUs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing to provide Personal Data may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to provide Personal Data, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

21.No Assignment; Nontransferability. This Agreement (and the RSU Award) may not be assigned by the Grantee by operation of law or otherwise. In the event of the Grantee’s termination of employment by reason of death, the RSU Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.

22.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee’s employment records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

23.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

24.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

25.Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware in the United States, without effect to the conflicts of laws principles thereof. For purposes of litigating any dispute that arises under the RSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida in the United States where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the Middle District of Florida, or if jurisdiction does not exist in such federal court, the state courts in Orange County, Florida in the United States.

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IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM DESTINATIONS, INC.

    _ Authorized Signature Wyndham Destinations, Inc